U.S. ENERGY CORP.

Corporate Overview

August 2022







DISCLAIMER & FORWARD-LOOKING STATEMENTS

Forward Looking Statements

The information in this presentation includes "forward-looking statements" that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact included in this presentation, regarding our strategy, future operations, financial position, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this presentation, the words "could," "believe," "anticipate," "intend," "estimate," "expect," "may," "continue," "predict," "potential," "project" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on U.S. Energy Corp. ("USEG" or the "Company") current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the exploration for and development, production, gathering and sale of oil and natural gas. These risks include, but are not limited to, variations in the market demand for, and prices of, crude oil, NGLs and natural gas, lack of proved reserves, estimates of crude oil, NGLs and natural gas data, the adequacy of our capital resources and liquidity including, but not limited to, access to additional borrowing, borrowing capacity under our credit facilities, general economic and business conditions, failure to realize expected value creation from property acquisitions, uncertainties about our ability to replace reserves and economically develop our reserves, risks related to the concentration of our operations, drilling results, potential financial losses or earnings reductions from our commodity price risk management programs, potential adoption of new governmental regulations, our ability to satisfy future cash obligations and environmental costs and the risk factors discussed in or referenced in our filings with the United States Securities and Exchange Commission ("SEC"), including our 2021 Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q for the periods ended March 31, 2022 and June 30, 2022 respectively and our Current Reports on Form 8-K in each case as amended.

You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this presentation. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this presentation.

Our production forecasts and expectations for future periods are dependent upon many assumptions, including estimates of production decline rates from existing wells and the undertaking and outcome of future drilling activity, which may be affected by significant commodity price declines or cost increases.

Industry and Market Data

This presentation has been prepared by USEG and includes market data and other statistical information from third-party sources, including independent industry publications, government publications or other published independent sources. Although USEG believes these third-party sources are reliable as of their respective dates, USEG has not independently verified the accuracy or completeness of this information. Some data are also based on the USEG's good faith estimates, which are derived from its review of internal sources as well as the third-party sources described above.

This document and any related presentation do not constitute an offer or invitation to subscribe for or purchase any securities, and it should not be construed as an offering document. Any decision to purchase securities in the context of a proposed offering, if any, should be made on the basis of information contained in the offering document related to such an offering. This presentation does not constitute a recommendation regarding any securities of U.S. Energy Corp.

THE TRANSFORMED U.S. ENERGY

Greater Efficiency from
Increased Critical Mass

Eight acquisitions since 2020 increased production by >6x and improved cost and operating efficiencies

Top Basins /
Long Life Reserves

Rockies, Mid-con, and Texas asset base with approximately 50 years of low decline inventory

High Free Cash Flow Generation with
Low Reinvestment Needs

Mature asset base reduces capital needs to maintain production levels, creates robust free cash flow generation

Low
Leverage

Recent acquisitions have been efficiently acquired with year-end 2022 leverage expected to be ~0.5x

Focused on
Shareholder Returns

U.S. Energy implemented the Company's dividend policy, accelerating shareholder returns

Committed to ESG
Excellence

Minimizing fugitive emissions through connecting of pipelines and new facility construction

U.S. Energy Overview

U.S. Energy is a growth-focused energy company engaged in operating a portfolio of high-quality producing assets that will allow the Company to execute on an attractive capital returns program to shareholders.

Company Overview

NASDAQ	USEG
Shares Outstanding (8/08/22)	25.3 million
Share Price	$3.60
Market Cap	$91.0 million
Enterprise Value [1]	$102.3 million
Common Dividend	$0.09 per share
Dividend Yield	2.6%
4Q 2022 Est. Avg. Net Production	~2,000 BOEPD
Mid Year 2022 Proved Reserves[2][3]	8.9 MMBOE (98% PDP)
Total Debt [4]	$14.2 million
Net Debt [5]	$11.2 million
Adjusted EBITDA (2Q 2022) [6]	$5.1 million

Where We Operate



Headquarters
Houston, TX

Current Dividend Yield

~2.6 %

Est. EBITDA
(Annualized 2Q 2022)

$20.3 Million

Est Production
(4Q 2022)

~2,000 Boepd

Note: See appendix for additional details.

Successful M&A Track Record

U.S. Energy has completed eight highly-accretive transactions since 2020, while maintaining the Company's strong balance sheet by using free cash flow, low-cost bank capital, and public currency.

Asset	U.S. Energy Legacy	Rockies & Gulf Coast *2020*	Rockies *January 2022*	South Texas *January 2022*	Mid-Con *January 2022*	Gulf Coast & ETX *May & July 2022*	U.S. Energy Combined
# of Transactions	–	3	1	1	1	2	8
Seller Entity	–	Private Sellers	Private Seller	Private Seller	Multiple Private Equity Portfolio Co.	Private Seller	–
Acquisition Price	–	$0.9 MM (84% cash)	$21.9 MM (99% equity)	$21.1 MM (99% equity)	$29.6 MM (100% equity)	$13.1 (98% cash)	–
PV-10 (1)(2)	$17.0 MM	$10.3 MM	$38.7 MM	$42.6 MM	$34.7 MM	$30.8 MM	$174.1 MM
% Oil (Reserves)	73%	72%	96%	89%	40%	45%	66%
Total Proved Reserves (1)(2)	773 MBOE	510 MBOE	1,670 MBOE	1,444 MBOE	2,049 MBOE	1,657 MBOE	8,103 MBOE



Total Proved Reserves PV-10 ($MM) (2)(3)
$ in millions
$180.0
$160.0
$140.0
$120.0
$100.0
$80.0
$60.0
$40.0
$20.0
$-
$174.1 MM
U.S. Energy Legacy
2020 Transactions
Rockies (Jan 2022)
South Texas (Jan 2022)
Mid-Con (Jan 2022)
Gulf Coast & ETX (2022)
U.S. Energy Combined

Note: See appendix for additional details.

CONSISTENT RESERVE AND PRODUCTION GROWTH

Net PDP Reserves



PDP Reserves (MMboe)
9,000
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
-
$180
$160
$140
$120
$100
$80
$60
$40
$20
$-
PDP PV-10 ($MM)
MY19
YE19
MY20
YE20
MY21
YE21
MY22
Reserves (Mmboe)
PV-10 ($MM)

Net Production



Production (Boe/d)
2,000
1,750
1,500
1,250
1,000
750
500
250
-
Q4 2018
Q2 2019
Q4 2019
Q2 2020
Q4 2020
Q2 2021
Q4 2021
Q2 2022
Q4 2022

>$165 MM

Est. Proved Producing Reserve Value

Current PDP reserves significantly higher than enterprise value (9)

~13.2x

Proved Producing PV-10 increase from Mid-Year 2019

We estimate Proved Producing reserves comprise ~96% of the total proved reserves value

~$6.50 per share

In Total Proved Reserves Value (10)

Based on net debt and common shares outstanding

Note: See appendix for additional details.

ASSET OVERVIEW

Asset Overview

- **Long-Life Reserves:** Mature production profile with an approximate 50-year production life of proved producing reserves.
- **Balanced Product Mix:** Current production mix of 66% oil and 34% natural gas allows for the realization of increased commodity prices across the entire sector.
- **Basin Diversification:** With operations in multiple producing areas, we can mitigate concentration risk from regional pricing and operational disturbances.

Asset	% Oil	PD[(2)(3)] Reserves (Mmboe)	PD[(2)(3)] PV-10 ($MM)
Rockies & ND	81%	2,482	$56.8
Mid-con	35%	3,345	$54.3
South TX // Gulf Coast	80%	1,294	$36.3
West Texas	84%	982	$26.7
Total	**66%**	**8,103**	**$174.1**

Asset Regions



Rockies & ND
Mid-con
West Texas
South TX // Gulf Coast

Note: See appendix for additional details.

Recently Closed Acquisition – July 2022

The acquisition represents operated properties in Henderson and Anderson counties in East Texas with greater than 400 Boepd production (65% gas).

Asset Overview

Operated ETX Properties	▪ WI 94.5% / NRI 76.0%. ▪ Company owned 25-mile gathering system. ▪ Primary producing formation: Rodessa. ▪ No additional corporate G&A assumed. ▪ Low ARO due to extended well life.
Stable Production	▪ April 2022 PDP net production: 418 Boepd. ▪ Commodity breakdown: 167 Bopd // 1,507 Mcfpd. ▪ Purchased at 1.7x cash flow.
Potential Upside Opportunities	▪ Third party gas sales from neighboring operators via current gathering system and more efficient processing plant. ▪ Refrac opportunities across active wells. ▪ RTP potential with inactive wells.

Asset Map


Van Zandt
Henderson
Navarro
Anderson
Freestone
Eagle Acreage
Eagle Producing Well
Eagle Gathering Lines
Offset Producing Well

Reserves Summary

Reserve Category	Net Reserves (MBOE)	% Gas	Undisc. CF ($MM)	PV-10 ($MM)
PDP	1,416	64%	$41.2	$23.4
Total	**1,416**	**64%**	**$41.2**	**$23.4**

ILLUSTRATIVE USEG ASSET VALUE POTENTIAL

~$105 MM

Enterprise Value

44% Discount

to SEC Proved PV-10 per Share (as of 7/1/22)

($MM)		SEC Pricing: $85.78 / $5.13
Proved Developed Producing ("PDP") PV-10	$	167.1
Proved Non-Producing Reserves ("PDNP")		7.0
Total Proved PV-10[(2)(3)]	$	174.1
Less: Net Debt (8/08/22)[(5)]	$	11.2
Net Total Proved PV-10	**$**	**162.9**
Shares Outstanding (6/30/22)	$	25.3
Net Total Proved PV-10 / Share	$	6.44
Share Price	$	3.60
Discount to Net Total Proved PV-10 / Share [(9)]		**44%**

Note: See appendix for additional details.

Committed to ESG Initiatives

Performance

- Continually improve operational performance of all owned assets throughout their lifespan by prioritizing ESG initiatives in our decision making.
- Dedicated to the environmental, health and safety performance, workplace diversity / inclusion, and community relations in our footprint of operations.

Transparency

- Always be transparent to our shareholders concerning our performance and environmental footprint as we continue to operate and grow into the future.
- We will use performance indicators to track our success as well as collaborate with NGO's, external advisors, and third-party experts to continuously improve ESG performance.

Strategy

- Always implement these principles, be mindful of new initiatives, and prioritize our corporate responsibility to the communities we touch.
- Set internal targets concerning green house gas emissions, implement policies concerning flaring and methane management, and identify potential liabilities of future operations and plan to minimize any potential future environmental risks.

U.S. ENERGY CORP.

U.S. ENERGY INVESTMENT THESIS

U.S. Energy Management has consistently shown conservatism and success in executing a corporate strategy of acquiring quality assets, managing its balance sheet, and returning capital to shareholders, offering investors commodity exposure and an opportunity to invest in a predictable and growing small-cap operator.

Operational Performance

Est. 4Q Prod: ~2,000 Boepd

Consistent Production Growth

Strong Balance Sheet

~0.6x leverage(7) at 8/08/22

Disciplined Capital Allocation

Accretive Acquisitions

2 Bolt-ons YTD22

High-margin cash flows & Op efficiencies

Initiation of Capital Returns

$1.2 MM YTD Recorded Dividends

Increasing Shareholder Value

Note: See appendix for additional details.

Experienced and Highly Aligned Board of Directors

~57% of outstanding shares are owned by U.S. Energy's Board of Directors

John A. Weinzierl
Chairman

- John Weinzierl co-founded Memorial Resource Development LLC, an oil and gas production company, in 2011. Since the company's formation, John led the public listing and of two subsidiary companies, Memorial Resource Development Corp. and Memorial Production Partners LP, and was CEO of an organization that had over 500 employees, produced over 1 billion cubic feet equivalent of gas per day, and operated in six states. In 1999, Weinzierl moved to Dallas and joined Natural Gas Partners (NGP), a private equity firm focused on the energy industry, and rose to the position of managing director and operating partner. He moved back to Houston in 2007 to open and lead the firm's Houston office. He began his career as a petroleum engineer for Conoco, Inc. John is a licensed Professional Engineer (PE) in the State of Texas, and earned a B.S. in Petroleum Engineering and an MBA from the University of Texas at Austin, which recognized him as both a Distinguished Alumnus from the Department of Petroleum Engineering

Joshua Batchelor
Independent Director

- Prior to co-founding Sage Road, Mr. Batchelor was a Principal at Quantum Energy Partners, a leading energy-focused private equity firm with over $6 billion of capital under management. At Quantum, he was responsible for sourcing, evaluating, structuring and executing investment opportunities; portfolio company monitoring; and transaction exits and monetizations. Additionally, Mr. Batchelor worked closely with Quantum's portfolio companies on such activities as financings, hedging strategies and evaluating and executing merger, acquisition and divestiture opportunities. Prior to joining Quantum in 2007, Mr. Batchelor was at Behrman Capital, a middle market private equity firm focused on technology, healthcare and business services. Mr. Batchelor began his career as a financial analyst at Morgan Stanley Capital Partners. Mr. Batchelor holds a B.A. in Mathematical Methods in Social Sciences and Economics with honors from Northwestern University.

James W. Denny III
Independent Director

- Mr. Denny possesses more than 45 years of industry related experience. Mr. Denny previously served as Executive Vice President of Operations for Lilis Energy during 2018 and 2019. Mr. Denny served as Vice President at Siltstone from 2016 to 2018 and as Magnum Hunter Resource Corporation's Executive Vice President of Operations and as President of the Appalachian Division from 2007 to 2016. Mr. Denny also served as President and Chief Executive Officer of Gulf Energy Management Company, a wholly-owned subsidiary of Harken Energy Corporation from 2002 to 2007. He is also a member of various industry associations, including the American Petroleum Institute, the National Society of Professional Engineers, the Society of Petroleum Engineers and the Society of Petroleum Evaluation Engineers. He is a graduate of the University of Louisiana-Lafayette with a Bachelor of Science in Petroleum Engineering.

Randall Keys
Independent Director

- Mr. Keys served as Chief Executive Officer of Evolution Petroleum Corporation, a NYSE-listed exploration and production company, prior to his retirement in 2018. He joined Evolution in 2014 as Chief Financial Officer. Mr. Keys has over 35 years of experience in the oil and gas industry, including positions as Chief Financial Officer of public energy companies. He earned a B.B.A. in Accounting from the University of Texas at Austin and began his career with the accounting firm of KPMG. The Board has concluded that Mr. Keys' broad experience in the energy industry qualifies him for service as an independent director. Further, his experience as a financial officer in public energy companies, experience with SEC reporting requirements and his education and prior certification as a CPA qualifies him to serve as an Audit Committee Financial Expert.

Duane King
Independent Director

- Mr. King has served as CEO of Synergy Offshore, LLC (which he co-founded) since October 2010. In 2002, Mr. King co-founded Synergy Oil &Gas, L.P. ("Synergy LP"). In 2010 and 2011, Synergy LP sold its assets, providing a successful exit to its private equity sponsor, Natural Gas Partners, while retaining interest in a midstream processing company and an exploration project. In 1991, Mr. King co-founded Synergy Oil & Gas, Inc and in2001, successfully sold the company. From 1988 to May 1991, he served as an Associate with the Chase Manhattan Bank in the Energy Division in Houston and New York, specializing in energy corporate finance. From 1984 to 1986, Mr. King was a Production Engineer for Mitchell Energy & Development Corp.in Midland, Texas. Mr. King received his B.S. with honors in Petroleum Engineering from the University of Texas and obtained an MBA from the University of Texas where he was a Sord Scholar.

D. Stephen Slack
Independent Director

- Mr. Slack is the former President and Chief Executive Officer of South Bay Resources, L.L.C., a privately held oil and gas exploration and production company, and of its subsidiary South Bay Resources Canada, Inc. Prior to founding South Bay in 2001, Mr. Slack served as Senior Vice President and Chief Financial Officer of Pogo Producing Company, Inc. (formerly NYSE: PPP), an independent oil and gas producer, from 1988 to 1998, and as a director from 1990 to 1998. From March 2003 to August 2010, Mr. Slack served as a director of The Cornell Companies, Inc. (formerly NYSE: CRN). During his tenure, Mr. Slack served as chair of the Audit Committee, the Committee's designated financial expert and as a member of the Compensation Committee. Mr. Slack received his bachelor's degree from the University of Southern California and his Master of Business Administration from Columbia University.

Ryan Smith
CEO and Director

- Mr. Smith has served as the Company's Chief Executive Officer since December 2019 and as the Company's Chief Financial Officer since January 2017. Prior to this position, Mr. Smith served as Emerald Oil Inc.'s Chief Financial Officer from September 2014 to January 2017 and Vice President of Capital Markets and Strategy from July 2013 to September 2014. Prior to joining Emerald, Mr. Smith was a Vice President in Canaccord Genuity's Investment Banking Group focused solely on the energy sector. Mr. Smith joined Canaccord Genuity in 2008 and was responsible for the execution of public and private financing engagements along with mergers and acquisitions advisory services. Prior to joining Canaccord Genuity, Mr. Smith was an Analyst in the Wells Fargo Energy Group, working solely with upstream and midstream oil and gas companies. Mr. Smith holds a Bachelor of Business Administration degree in Finance from Texas A&M University.

APPENDIX

RESERVES SUMMARY – JULY 1, 2022 (2)(3)

Reserves Summary

- U.S. Energy operates 86% of its asset base.
- Oil makes up 66% of total proved reserves
- 100% of U.S. Energy's booked reserves are proved developed

	Oil (MBBL)	Gas (MMCF)	Total (MBOE)	% of Total Reserves	% Oil	PV-10 ($MM)
PDP	5,230	16,393	7,962	98%	66%	$167.1
PDNP	142	(7)	141	2%	100%	7.0
Total	**5,372**	**16,387**	**8,103**	**100%**	**66%**	**$174.1**

HEDGE SUMMARY

	3Q 2022	4Q 2022	1Q 2023	2Q 2023	3Q 2023	4Q 2023
Crude Hedges						
WTI Collars						
Total Volumes (Bbl)	73,400	71,800	66,200	53,500	52,600	51,200
Daily Volumes (Bbl/d)	798	780	736	588	572	557
Wgt. Avg. Ceiling ($/Bbl)	$80.54	$80.34	$76.00	$81.04	$81.04	$81.04
Wgt. Avg. Floor ($/Bbl)	$59.97	$59.86	$57.73	$60.00	$60.00	$60.00
WTI Swaps						
Total Volumes (Bbl)	9,000	9,000	3,000	3,000	-	-
Daily Volumes (Bbl/d)	98	98	33	33	-	-
Wgt. Avg. Fixed Price ($/Bbl)	$49.99	$49.99	$54.57	$54.57	-	-
Gas Hedges						
HH Swaps						
Total Volumes (Mcf)	60,000	60,000	60,000	-	-	-
Daily Volumes (Mcf/d)	652	652	667	-	-	-
Wgt. Avg. Fixed Price ($/Mcf)	$2.955	$2.955	$2.955	-	-	-

RECONCILIATION OF GAAP "NET INCOME" TO NON-GAAP "ADJUSTED EBITDA"

Reconciliation of GAAP "Net Income (loss)" to Non-GAAP "Adjusted EBITDA"

Adjusted EBITDA is a "non-GAAP financial measure" presented as supplemental measures of the Company's performance. It is not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company defines Adjusted EBITDA as net income (loss), plus net interest expense, unrealized loss (gain) on change in fair value of derivatives, income tax (benefit) expense, depreciation, depletion, accretion and amortization, one-time costs associated with completed transactions and the associated assumed derivative contracts, share-based compensation, and changes in the value held on marketable securities. Company management believes this presentation is relevant and useful because it helps investors understand U.S. Energy's operating performance and makes it easier to compare its results with those of other companies that have different financing, capital and tax structures. EBITDA is presented because we believe it provides additional useful information to investors due to the various noncash items during the period. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are: Adjusted EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments; Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs; Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments; although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and other companies in this industry may calculate Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure.

The Company's presentation of these measure should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. We compensate for these limitations by providing a reconciliation of this non-GAAP measure to the most comparable GAAP measure, below. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view this non-GAAP measure in conjunction with the most directly comparable GAAP financial measure.

		Three months Ended March 31, 2022		Three months Ended June 30, 2022
		($ in thousands)		
Net Income (loss)	$	(3,385)	$	122
Depreciation, depletion, accretion and amortization		1,886		2,571
Unrealized loss (gain) on commodity derivatives		5,193		(699)
Interest expense, net		50		60
Deferred income taxes		(2,689)		268
Non-cash stock based compensation		1,500		609
Transaction related expenses		406		306
Transaction related acquired realized derivative loss		1,220		1,715
Loss (gain) on marketable securities		(81)		121
Adjusted EBITDA	**$**	**4,100**	**$**	**5,073**

FOOTNOTES

1. Enterprise Value is calculated as Market Cap plus Net Debt at August 8, 2022. Calculation: $85.9 million + $11.3 million = $97.2 million.
2. Reserves prepared by 3rd party engineer as of July 1, 2022 at 2Q 2022 SEC prices of $85.78 oil and $5.13 natural gas. Includes both Proved Developed Producing ("PDP") and Proved Developed Non-Producing ("PDNP") reserves – together making Proved Developed Reserves ("PD").
3. Reserves includes recent East Texas acquisition that closed on July 27, 2022. Also prepared by 3rd party engineer as of July 1, 2022 at 2Q 2022 SEC prices of $85.78 oil and $5.13 natural gas. Includes both Proved Developed Producing ("PDP") and Proved Developed Non-Producing ("PDNP") reserves – together making Proved Developed Reserves ("PD").
4. Total Debt at August 8, 2022 includes amounts outstanding under the credit facility at June 30, 2022 of $4.0 million plus $10.2 million borrowings (net of repayments) used to fund our East Texas acquisition.
5. Net Debt at August 8, 2022 equals Total Debt at August 8, 2022 of $14.2 million, less approximately $3.0 million cash on hand as of August 8, 2022.
6. For Adjusted EBITDA calculation see Reconciliation of GAAP "Net Income" to Non-GAAP "Adjusted EBITDA" slide.
7. Leverage ratio is calculated by dividing Net debt at 8/8/2022 by 1H 2022 Adj. EBITDA annualized. Net debt and Adj. EBITDA annualized are non-GAAP financial measures that are defined and reconciled in the appendix.
8. Based on estimated daily production for 4Q2022.
9. Discount calculated as (Net Total Proved PV-10 / Share - Share Price) / Net Total Proved PV-10 / Share. Calculation: ($6.44 - $3.60) / $6.44 = 44%.
10. Net Total Proved Reserves per share calculated as Proved Reserves as of July 1, 2022 at 2Q 2022 SEC Prices less Net Debt at August 8, 2022 divided by total shares outstanding June 30, 2022. Calculation: ($174.1 million – $11.2 million) / 25.3 million shares = $6.44 per share.